                                   EXHIBIT 99

FABRI-CENTERS OF AMERICA, INC.
EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN


FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1996 AND 1995
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Advisory Committee of the
Fabri-Centers of America, Inc. Employees'
Savings and Profit-Sharing Plan:

We have audited the accompanying statements of net assets of the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan (the Plan) as of December 31, 1996 and 1995, and the related statement of changes in net assets for the year ended December 31, 1996, as listed in the accompanying index. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1996 and 1995, and the changes in its net assets for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes (Schedule I) and reportable transactions (Schedule II), as listed in the accompanying index, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Cleveland, Ohio,
  April 23, 1997.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1996
                                -----------------



   Statement of Net Assets as of December 31, 1996

   Statement of Net Assets as of December 31, 1995

   Statement of Changes in Net Assets for the Year Ended
   December 31, 1996

   Notes to Financial Statements

   Schedule I-Item 27a--Schedule of Assets Held for
   Investment Purposes as of December 31, 1996

   Schedule II-Item 27d--Schedule of Reportable
   Transactions for the Year Ended December 31, 1996

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                             STATEMENT OF NET ASSETS
                             -----------------------

                                DECEMBER 31, 1996
                                -----------------

                                                                             Participant Directed
                                             ------------------------------------------------------------------------------
                                                             Fidelity                                 Company       Company
                                               Stock         Magellan      EB Magic   Intermediate     Stock         Stock
                                             Index Fund        Fund          Fund     Income Fund      Fund A        Fund B
                                             ----------        ----          ----     -----------      ------        ------

ASSETS:
  Investments, at market-
    Corporate Stocks                         $       -     $       -     $       -     $       -     $ 3,467,393   $ 1,782,558
    Insurance Company Investment Contracts           -             -         700,000           -             -             -
    Key Bank-
      Prism Fidelity Magellan Fund                   -       2,830,066           -             -             -             -
      Victory Stock Index Fund                 4,108,003           -             -             -             -             -
      Prism Magic Fund                               -             -       4,170,205           -             -             -
      Victory Intermediate Income Fund               -             -             -       1,387,723           -             -
      Loan Fund                                      -             -             -             -             -             -
                                             -----------   -----------   -----------   -----------   -----------   -----------
                                               4,108,003     2,830,066     4,870,205     1,387,723     3,467,393     1,782,558

Employer contribution receivable                     -             -             -             -             -             -
Participant contribution receivable               25,371        18,156        14,507        10,625        26,581         4,160
Accrued interest receivable                           11            20            29             4           -             -
                                             -----------   -----------   -----------   -----------   -----------   -----------

        Total assets                           4,133,385     2,848,242     4,884,741     1,398,352     3,493,974     1,786,718
                                             -----------   -----------   -----------   -----------   -----------   -----------

LIABILITIES:
  Accrued administrative expenses                  3,638         2,547         3,638         1,273         2,351         1,254
                                             -----------   -----------   -----------   -----------   -----------   -----------

        Total liabilities                          3,638         2,547         3,638         1,273         2,351         1,254
                                             -----------   -----------   -----------   -----------   -----------   -----------

NET ASSETS                                   $ 4,129,747   $ 2,845,695   $ 4,881,103   $ 1,397,079   $ 3,491,623   $ 1,785,464
                                             ===========   ===========   ===========   ===========   ===========   ===========


                                                               Nonparticipant Directed
                                                 ------------------------------------------------
                                                  Stock          Stock      Company       Company
                                                Ownership      Ownership     Stock         Stock      Participant
                                                 Fund A         Fund B       Fund A        Fund B        Loans           Total
                                                 ------         ------       ------        ------        -----           -----

ASSETS:
  Investments, at market-
    Corporate Stocks                           $   229,341   $   218,796   $ 2,702,346   $ 2,353,307   $       -     $10,753,741
    Insurance Company Investment Contracts             -             -             -             -             -         700,000
    Key Bank-
      Prism Fidelity Magellan Fund                     -             -             -             -             -       2,830,066
      Victory Stock Index Fund                         -             -             -             -             -       4,108,003
      Prism Magic Fund                                 -             -             -             -             -       4,170,205
      Victory Intermediate Income Fund                 -             -             -             -             -       1,387,723
      Loan Fund                                        -             -             -             -         209,695       209,695
                                               -----------   -----------   -----------   -----------   -----------   -----------
                                                   229,341       218,796     2,702,346     2,353,307       209,695    24,159,433

Employer contribution receivable                       -             -          16,039        15,160           -          31,199
Participant contribution receivable                    -             -             -             -           1,612       101,012
Accrued interest receivable                            -             -             -             -             501           565
                                               -----------   -----------   -----------   -----------   -----------   -----------

        Total assets                               229,341       218,796     2,718,385     2,368,467       211,808    24,292,209
                                               -----------   -----------   -----------   -----------   -----------   -----------

LIABILITIES:
  Accrued administrative expenses                      -             -           1,832         1,656           -          18,189
                                               -----------   -----------   -----------   -----------   -----------   -----------

        Total liabilities                              -             -           1,832         1,656           -          18,189
                                               -----------   -----------   -----------   -----------   -----------   -----------

NET ASSETS                                     $   229,341   $   218,796   $ 2,716,553   $ 2,366,811   $   211,808   $24,274,020
                                               ===========   ===========   ===========   ===========   ===========   ===========






                 The accompanying notes to financial statements
                    are an integral part of this statement.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                             STATEMENT OF NET ASSETS
                             -----------------------

                                DECEMBER 31, 1995
                                -----------------

                                                                            Participant Directed
                                             ---------------------------------------------------------------------------------
                                                             Equity       Insurance                    Company        Company
                                               S&P 500       Growth       Contract      Government      Stock          Stock
                                             Stock Fund       Fund          Fund        Bond Fund       Fund A         Fund B
                                             -----------   -----------   -----------   -----------   -----------   -----------

ASSETS:
  Cash and cash equivalents                     $    -     $    28,435   $     2,780   $     7,762   $    29,275   $    17,152
                                             -----------   -----------   -----------   -----------   -----------   -----------

  Investments, at market-

    Corporate Stocks                                 -             -             -             -       2,565,526     1,477,978
    Insurance Company Investment Contracts           -             -         700,000           -             -             -
    Society National Bank-
       Victory Special Value Stock Fund              -       1,821,172           -             -             -             -
       Victory Stock Index Fund                2,740,115           -             -             -             -             -
       EB Magic Fund                                 -             -       3,794,723           -             -             -
       Victory Government Mortgage Fund              -             -             -       1,203,753           -             -
                                             -----------   -----------   -----------   -----------   -----------   -----------
                                               2,740,115     1,821,172     4,494,723     1,203,753     2,565,526     1,477,978

  Employer contribution receivable                   -             -             -             -             -             -
  Participant contribution receivable             53,239        42,293        45,937        26,765        90,482        11,554
  Accrued interest receivable                        -              37            38            24           127            82
                                             -----------   -----------   -----------   -----------   -----------   -----------

      Total assets                             2,793,354     1,891,937     4,543,478     1,238,304     2,685,410     1,506,766
                                             -----------   -----------   -----------   -----------   -----------   -----------

LIABILITIES:
  Accrued administrative expenses                  2,244         4,020         4,579         1,937         1,271           236
  Other                                           11,131           -             -             -             -             -
                                             -----------   -----------   -----------   -----------   -----------   -----------

      Total liabilities                           13,375         4,020         4,579         1,937         1,271           236
                                             -----------   -----------   -----------   -----------   -----------   -----------

NET ASSETS                                   $ 2,779,979   $ 1,887,917   $ 4,538,899   $ 1,236,367   $ 2,684,139   $ 1,506,530
                                             ===========   ===========   ===========   ===========   ===========   ===========


                                                                 Nonparticipant Directed
                                               -----------------------------------------------------
                                                   Stock        Stock       Company        Company
                                                 Ownership    Ownership      Stock          Stock
                                                  Fund A       Fund B        Fund A         Fund B         Total
                                               -----------   -----------   -----------   -----------   -----------

ASSETS:
  Cash and cash equivalents                     $      -        $    -     $    22,909   $    17,639   $   125,952
                                               -----------   -----------   -----------   -----------   -----------

  Investments, at market-
    Corporate Stocks                               207,919       170,807     2,007,605     1,519,950     7,949,785
    Insurance Company Investment Contracts             -             -             -             -         700,000
    Society National Bank-
       Victory Special Value Stock Fund                -             -             -             -       1,821,172
       Victory Stock Index Fund                        -             -             -             -       2,740,115
       EB Magic Fund                                   -             -             -             -       3,794,723
       Victory Government Mortgage Fund                -             -             -             -       1,203,753
                                               -----------   -----------   -----------   -----------   -----------
                                                   207,919       170,807     2,007,605     1,519,950    18,209,548

  Employer contribution receivable                     -             -          51,229        34,017        85,246
  Participant contribution receivable                  -             -             -             -         270,270
  Accrued interest receivable                          -             -             100            85           493
                                               -----------   -----------   -----------   -----------   -----------

      Total assets                                 207,919       170,807     2,081,843     1,571,691    18,691,509
                                               -----------   -----------   -----------   -----------   -----------

LIABILITIES:

  Accrued administrative expenses                      142           232           994           244        15,899
  Other                                              2,309         2,282           -             -          15,722
                                               -----------   -----------   -----------   -----------   -----------

      Total liabilities                              2,451         2,514           994           244        31,621
                                               -----------   -----------   -----------   -----------   -----------

NET ASSETS                                     $   205,468   $   168,293   $ 2,080,849   $ 1,571,447   $18,659,888
                                               ===========   ===========   ===========   ===========   ===========




                 The accompanying notes to financial statements
                    are an integral part of this statement.

                                                     FABRI-CENTERS OF AMERICA
                                                     ------------------------

                                            EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                                            ------------------------------------------

                                                STATEMENT OF CHANGES IN NET ASSETS
                                                ----------------------------------

                                               FOR THE YEAR ENDED DECEMBER 31, 1996
                                               ------------------------------------

<Caption
                                                                                      Participant Directed
                                  --------------------------------------------------------------------------------------------------
                                                 Stock      Equity      Fidelity   Insurance     EB                   Intermediate
                                   S&P 500       Index      Growth      Megellan   Contract     Magic     Government    Income
                                  Stock Fund     Fund        Fund         Fund       Fund        Fund     Bond Fund      Fund
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ------------
INCREASES:
  Interest and dividend income    $   16,184  $   58,469  $    9,631  $   15,286  $       75  $      272  $   20,620   $   67,296
  Employer contributions                  --          --          --          --          --          --          --           --
  Participant contributions          138,582     611,150      94,139     649,186     105,870     218,826      65,104      246,477
  Net realized gain (loss) on
    sale of investments                2,676     103,348       1,939      13,387       1,357      20,663        (791)         794
  Net unrealized gain (loss)
    on investments                   141,555     383,129      78,362     231,376      59,867     158,288     (22,990)       8,099
  Other                                1,405         111          17         398          13      32,895          21           25
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------
                                     300,402   1,156,207     184,088     909,633     167,182     530,944      61,964      322,691
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------

DECREASES:
  Distributions to former
    participants                      57,256     173,110      84,561     235,321     117,177     253,773      52,664       67,033
  Administrative expenses                 --      14,428          --      13,089          --      15,042          --        8,211
  Other                                   --         158          --         333       4,997          24          --            5
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------
                                      57,256     187,696      84,561     248,743     122,174     268,839      52,664       75,249
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------

NET INCREASE FOR THE YEAR            243,146     968,511      99,527     660,890      45,008     262,105       9,300      247,442

BALANCE BEGINNING OF YEAR          2,779,979          --   1,887,917          --   4,538,899          --   1,236,367           --

INTERFUND TRANSFERS:
  Investment election                143,496      (5,385)    166,898      30,463       1,747      33,344      47,770     (143,800)
  Transfer to new funds           (3,166,621)  3,166,621  (2,154,342)  2,154,342  (4,585,654)  4,585,654  (1,293,437)   1,293,437
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   ----------
BALANCE END OF YEAR               $       --  $4,129,747  $       --  $2,845,695  $       --  $4,881,103  $       --   $1,397,079
                                  ==========  ==========  ==========  ==========  ==========  ==========  ==========   ==========




                                                                      NonParticipant Directed
                                  ---------------------   ---------------------------------------------
                                   Company      Company      Stock       Stock      Company     Company
                                    Stock        Stock     Ownership   Ownership     Stock       Stock    Participant
                                    Fund A      Fund B      Fund A       Fund B      Fund A      Fund B      Loans        Total
                                  ----------  ----------  ----------  ----------  ----------  ----------  -----------  -----------
INCREASES:
  Interest and dividend income    $      646  $    1,751  $       --  $        2  $      504  $    2,312  $    3,728   $   196,776
  Employer contributions                  --          --          --          --     472,997     384,174          --       857,171
  Participant contributions          779,351      92,266          --          --          --          --          --     3,100,951
  Net realized gain (loss) on
    sale of investments               30,123      18,079       4,926       6,581      23,477      23,867          --       247,426
  Net unrealized gain (loss)
    on investments                   547,874     506,731      37,923      65,795     426,991     668,979          --     3,291,979
  Other                                  382          24          --          --         297          32      15,156        50,776
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   -----------
                                   1,358,376     618,851      42,849      69,378     924,266   1,079,364      18,884     7,745,079
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   -----------

DECREASES:
  Distributions to former
    participants                     274,277     178,640      21,956      20,736     213,760     235,839          --     1,986,103
  Administrative expenses              8,825       5,092          --          --       6,877       6,722          --        78,286
  Other                               17,217       7,267          --          --      13,419       9,594      13,544        66,558
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   -----------
                                     300,319      90,999      21,956      20,736     234,056     252,155      13,544     2,130,947
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   -----------

NET INCREASE FOR THE YEAR          1,058,057     427,852      20,893      48,642     690,210     827,209       5,340     5,614,132

BALANCE BEGINNING OF YEAR          2,684,139   1,506,530     205,468     168,293   2,080,849   1,571,447          --    18,659,888

INTERFUND TRANSFERS:
  Investment election               (250,573)   (148,918)      2,980       1,861     (54,506)    (31,845)    206,468            --
  Transfer to new funds                   --          --          --          --          --          --          --            --
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------   -----------
BALANCE END OF YEAR               $3,491,623  $1,785,464  $  229,341  $  218,796  $2,716,553  $2,366,811  $  211,808   $24,274,020
                                  ==========  ==========  ==========  ==========  ==========  ==========  ==========   ===========


                      The accompanying notes to financial statements are an integral part of this statement.

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------

1. SUMMARY OF PLAN:
   ----------------

The original Fabri-Centers of America, Inc. Employees' Profit-Sharing Plan was adopted as of September 1, 1974, and has been amended on occasion in order to, among other things, maintain compliance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Effective January 1, 1983, the plan was amended, restated and renamed the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan (the Plan), which included a payroll-based employee stock ownership feature (PAYSOP). Effective August 2, 1995, the Plan was amended to reflect the recapitalization of the Fabri-Centers of America, Inc. common stock whereby each existing common share was exchanged for one Class A share and one Class B share. Effective July 1, 1996, the Committee amended the Plan into the form of the Prism Prototype Retirement Plan and Trust. This amendment allows participants to make investment election changes on a monthly basis in addition to allowing for participant loans against their existing accounts subject to certain limitations. The principal provisions of the Plan are as follows:

Eligibility
-----------

All active employees of Fabri-Centers of America, Inc. (the Company) and wholly owned subsidiaries that have adopted the Plan, who have been continuously employed as employees of the Company for a period of one year, have attained the age of 21, have completed at least 1,000 hours of service and are not a member of a recognized collective bargaining organization, are eligible to participate in the Plan.

Deferred Income Contributions
-----------------------------

Pursuant to a Compensation Deferral Agreement permitted under Section 401(k) of the Internal Revenue Code, plan participants may elect to defer from 1% to 10% of their compensation, subject to an annual limitation under the Internal Revenue Code, and such amount will be contributed to the Plan by the Company as a deferred income contribution.

Employer Matching Contributions
-------------------------------

The Company will contribute to the Plan, subject to the forfeiture provision outlined below, an adjustable percentage of the deferred income contributions made by participants, (up to a 4% employee deferred compensation contribution), as well as such additional amounts as the Board of Directors may determine. These contributions are allocated among participants in proportion to the deferred income contributions made on their behalf for such period and credited to their separate accounts.

The Company's matching contribution can range from 0% to 100% and can be modified prior to the beginning of a month by a duly authorized officer of the Company. For the 1996 and 1995 plan years, the Company's matching contribution was 50% (of the first 4% contributed by the participant). All company matching contributions are in the form of common stock of the Company and are invested in Company Stock Fund A and Company Stock Fund B.

Company contributions are funded only to the extent that they exceed cumulative forfeitures of participants terminated from the Plan.

Investment of Employee Contributions
------------------------------------

Under the Plan, each participant selects the manner in which deferred income contributions to their account are to be invested. Contributions are invested in 5% increments, up to 100%, in any one of the following investment options:

     a. Victory Stock Index Fund -- Investments are made in a portfolio of stocks attempting to match the Standard & Poor's 500 index with a rate of return that may fluctuate substantially and providing for no guarantee against loss. This fund replaced the S&P 500 Stock Fund. There are 1,589 participants in this fund.

     b. Fidelity Magellan Fund -- Investments are made in common stocks of domestic, foreign and multi-national companies believed to have growth potential and providing for no guarantee against loss. This fund replaced the Equity Growth Fund. There are 1,261 participants in this fund.

     c. Prism EB Magic Fund -- Investments are made in investment contracts issued by insurance companies and banks providing for stability of principal and attractive rates of interest. This fund replaced the Insurance Contract Fund. There are 1,082 participants in this fund.

     d. Victory Intermediate Income Fund -- Investments are made in investment-grade debt securities issued by corporations and obligations of the U.S. Government and its agencies or instrumentalities dependent upon the prevailing interest rates and providing for a lower risk of loss. This fund replaced the Government Bond Fund. There are 981 participants in this fund.

     e. Company Stock Fund A - Investments are made in Fabri-Centers of America, Inc. Class A common stock and providing for no guarantee against loss. There are 2,304 participants in this fund.

     f. Company Stock Fund B - Investments are made in Fabri-Centers of America, Inc. Class B common stock and providing for no guarantee against loss. There are 2,704 participants in this fund.

A participant may change his investment election with respect to future contributions and, separately, past contributions on a monthly basis.

PAYSOP Contributions
--------------------

Prior to February 1, 1987, the Company made PAYSOP contributions to the Stock Ownership Fund for each year in an amount equal to the tax credit available under Section 44G of the Internal Revenue Code. This tax credit was eliminated by the Tax Reform Act of 1986 and, therefore, the Company no longer makes PAYSOP contributions. Distributions of the PAYSOP account balances to terminated participants are made in shares of Company common stock unless otherwise specified by the participant. There are 430 participants with account balances in the PAYSOP A and PAYSOP B Funds.

Vesting Requirements
--------------------

Contributions allocated to the accounts of participants in accordance with PAYSOP provisions and deferred income contributions made on behalf of participants in accordance with compensation deferral agreements are fully vested and nonforfeitable at all times. Company matching contributions generally vest ratably over a four-year period, based on length of employment. A participant's entire interest under the Plan becomes fully vested upon his death while employed, attainment of age 65, or permanent and total disability.

Trustee's Fees and Other Expenses
---------------------------------

Costs incident to the purchase and sale of securities, such as brokerage commissions and stock transfer taxes, are paid by the respective funds, unless otherwise paid by the Company. All other costs and expenses incurred in administering the Plan, including fees of the trustee, are paid by the Plan, unless otherwise paid by the Company. During 1996 and 1995, all trustee fees and other administrative expenses were paid by the Plan.

Termination
-----------

Although the Company has no current intentions to terminate the Plan, the Board of Directors, without further approval of shareholders, may terminate the Plan at any time. If the Plan is terminated, the Company contributions credited to each affected participant shall fully vest immediately.

2. SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------

Basis of Accounting
-------------------

The accompanying financial statements are prepared on the accrual basis of accounting. As such, management must make certain estimates and assumptions that affect the reported amounts of net assets available for plan benefits and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of changes in net assets available for plan benefits during the period. Actual results could differ from those estimates.

Valuation of Investments
------------------------

All investments, except the Confederation Life Guaranteed Insurance Contracts (the GIC's) (Note 6), which are classified as insurance company investment contracts, are stated at market value based on published market data. A summary of the Plan's investments as of December 31, 1996 is presented on supporting
Schedule I of this report.

The GIC's are stated at contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less administration costs and funds distributed as prescribed by the contract.

Income Taxes
------------

In March of 1997, the Plan received a favorable determination letter from the Internal Revenue Service indicating that the Plan is exempt from income taxes under current regulations. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. INFORMATION CERTIFIED BY TRUSTEE:
   ---------------------------------

The trustee, Key Trust Company of Ohio, N.A., maintains records of investment transactions and participant accounts and determines the valuation of the investment portfolio of each fund. Information with respect to (1) investments held and their market values as presented in (a) the statements of net assets, and (b) Schedule I, (2) investment income, net realized gain on the sale of investments and net unrealized gain on investments for the year ended December 31, 1996, and (3) Schedule II has been reported by the trustee as being complete and accurate.

4. REPORTABLE TRANSACTIONS:
   ------------------------

Schedule II summarizes the Plan's reportable transactions for the year ended December 31, 1996. A reportable transaction is any transaction or series of transactions, as defined, involving amounts in excess of 5% of the current value of the Plan's assets as of the beginning of the Plan year.

5. PARTY-IN-INTEREST TRANSACTIONS:
   -------------------------------

There have been no prohibited transactions with a party in interest, as defined by ERISA.

6. CONFEDERATION LIFE INSURANCE CONTRACTS:
   ---------------------------------------

On August 12, 1994, the Canadian Superintendent of Financial Institutions took control of the Confederation Life Insurance Company (Confederation Life) with the intent of liquidating Confederation Life's assets. As shown on the accompanying schedule of assets held for investment purposes (Schedule I), at December 31, 1996, the Plan held two GIC's issued by Confederation Life with a total cost of $700,000. Subsequent to the Plan's year-end, the Company agreed to a rehabilitation plan whereby the Plan will receive the original cost of the two GIC's held, plus an undetermined portion of the interest that has accrued. As the interest income to be received is not determinable at this time, no potential gain has been reflected in the accompanying financial statements.

                                                                      SCHEDULE I

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

            ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
            ---------------------------------------------------------

                                DECEMBER 31, 1996
                                -----------------

                   EMPLOYER IDENTIFICATION NUMBER: 34-0720629
                   ------------------------------------------

                                PLAN NUMBER: 001
                                ----------------

  Number                                                                                  Market
 of Shares                            Issuer                               Cost            Value
------------    --------------------------------------------------    --------------  --------------
                 STOCK INDEX FUND:
  269,908          Victory Stock Index Fund                             $  3,724,874    $  4,108,003
                                                                       -------------   -------------

                 FIDELITY MAGELLAN FUND:
  256,565          Prism Fidelity Magellan Fund                            2,598,690       2,830,066
                                                                       -------------   -------------

                 EB MAGIC FUND:
  364,331          Prism Magic Fund                                        4,011,917       4,170,205

                   Insurance Company Investment Contracts-
                     Confederation Life Insurance Co., 8.84%,
                     Contract No. GIC GA61897, due
  500,000            August 17, 1994                                         500,000         500,000

                   Confederation Life Insurance Co., 8.84%,
                     Contract No. GIC GA61900, due
 200,000             August 17, 1994                                         200,000         200,000
                                                                       -------------  --------------
                                                                             700,000         700,000
                                                                       -------------  --------------
                                Total EB Magic Fund                        4,711,917       4,870,205
                                                                       -------------  --------------

                                                                      SCHEDULE I

                                                                       Continued

  Number                                                                                  Market
 of Shares                            Issuer                               Cost            Value
------------    --------------------------------------------------    --------------  --------------

                 INTERMEDIATE INCOME FUND:
  145,769          Victory Intermediate Income Fund                     $  1,379,624   $   1,387,723
                                                                       -------------  --------------

                 COMPANY STOCK FUND A:
                   Fabri-Centers of America, Inc. Class A
  382,700          Common Stock                                            5,862,563       6,169,739
                                                                       -------------  --------------

                 COMPANY STOCK FUND B:
                   Fabri-Centers of America, Inc. Class B
  269,103          Common Stock                                            3,978,476       4,135,865
                                                                       -------------  --------------

                 STOCK OWNERSHIP FUND A:
                   Fabri-Centers of America, Inc. Class A
  14,235           Common Stock                                              220,646         229,341
                                                                       -------------  --------------

                 STOCK OWNERSHIP FUND B:
                   Fabri-Centers of America, Inc. Class B

  14,241           Common Stock                                              211,832         218,796
                                                                       -------------  --------------

                 PARTICIPANT LOANS:

   -               Loan Fund                                                 200,902         209,695
                                                                       -------------  --------------

                                Total all funds                          $22,889,524     $24,159,433
                                                                       =============  ==============

                                                                     SCHEDULE II

                         FABRI-CENTERS OF AMERICA, INC.
                         ------------------------------

                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN
                   ------------------------------------------

                  ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
                  ---------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------

                   EMPLOYER IDENTIFICATION NUMBER: 34-0720629
                   ------------------------------------------

                                PLAN NUMBER: 001
                                ----------------

                                                                        Cost or
                                                            Number of   Purchase      Selling
                                                          Transactions   Price         Price           Gain
                                                          ------------   -----         -----           ----

SALES:
Employee Benefits Money Market Fund                             259    $5,425,948    $5,425,948     $     -
Victory Special Value Fund                                        5     1,696,511     2,046,857       350,346
Victory S&P 500 Stock Fund                                        7     2,472,121     2,486,770        14,649
Society EB Magic Fund                                             7     3,607,488     3,608,845         1,357
  Victory Government Mortgage Fund                                5     1,317,415     1,293,636       (23,779)
  Fabri-Centers of America, Inc. Class A Common Stock            72       453,323       415,203       (38,120)
  Prism Fidelity Magellan Fund                                   61       317,661       331,047        13,386
  Victory Stock Index Fund                                       57       219,902       288,801        68,899
  Prism Magic Fund                                               51       334,697       342,739         8,042
  Victory Intermediate Income Fund                               60       203,331       204,125           794

PURCHASES:
Employee Benefits Money Market Fund                             318    $5,479,751    $      -      $      -
Victory Special Value Fund                                        8       133,240           -             -
Victory S&P 500 Stock Fund                                        8       276,367           -             -
Society EB Magic Fund                                             6        58,247           -             -
  Victory Government Mortgage Fund                               10       113,724           -             -
  Fabri-Centers of America, Inc. Class A Common Stock            30       913,577           -             -

  Prism Fidelity Magellan Fund                                   42     2,916,350           -             -
  Victory Stock Index Fund                                       50     3,322,197           -             -
  Prism Magic Fund                                               49     4,356,614           -             -
  Victory Intermediate Income Fund                               39     1,582,954